Ex-99. – 2(s)

MERCANTILE ABSOLUTE RETURN MASTER FUND LLC

MERCANTILE ALTERNATIVE STRATEGIES MASTER FUND LLC

MERCANTILE LONG-SHORT MANAGER MASTER FUND LLC

MERCANTILE ABSOLUTE RETURN FUND LLC

MERCANTILE ALTERNATIVE STRATEGIES FUND LLC

MERCANTILE LONG-SHORT MANAGER FUND LLC

MERCANTILE ABSOLUTE RETURN FUND FOR TAX - EXEMPT/DEFERRED INVESTORS (TEDI) LLC

MERCANTILE ALTERNATIVE STRATEGIES FUND FOR TAX - EXEMPT/DEFERRED INVESTORS (TEDI) LLC

MERCANTILE LONG-SHORT MANAGER FUND FOR TAX - EXEMPT/DEFERRED INVESTORS (TEDI) LLC

KNOW ALL PERSONS BY THESE PRESENTS, that Kevin A. McCreadie, whose signature appears below, does hereby constitute and appoint S. Elliott Cohan, Susan Penry-Williams, Jennifer E. Vollmer or Savonne L. Ferguson, jointly and severally, his true and lawful attorney-in-fact and agent, with full power of substitution or resubstitution, to do any and all acts and things and to execute any and all instruments, in his name, place and stead, which said attorney-in-fact and agent may deem necessary or advisable or which may be required to enable Mercantile Absolute Return Master Fund LLC, Mercantile Alternative Strategies Master Fund LLC, Mercantile Long-Short Manager Master Fund LLC, Mercantile Absolute Return Fund LLC, Mercantile Alternative Strategies Fund LLC, Mercantile Long-Short Manager Fund LLC, Mercantile Absolute Return Fund For Tax-Exempt/Deferred Investors (TEDI) LLC, Mercantile Alternative Strategies Fund For Tax-Exempt/Deferred Investors (TEDI) LLC, and Mercantile Long-Short Manager Fund For Tax-Exempt/Deferred Investors (TEDI) LLC,(each a “Fund”) to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended (the “Acts”), or the Internal Revenue Code of 1986, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission with respect to the Acts, including post-effective amendments to each Fund’s Registration Statement pursuant to the Acts and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and to do and perform in the name and on behalf of the undersigned as president of each Fund, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal as of the date set forth below.

/s/Kevin A. McCreadie
Kevin A. McCreadie

Date: November 16, 2006